UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        February 23, 2009

        WEBMEDIABRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26393	06-1542480
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

23 Old Kings Highway South, Darien, CT		06820
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(203) 662-2800

        JUPITERMEDIA CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

WebMediaBrands Inc. (f/k/a Jupitermedia Corporation) (the “Company”) entered into (a) a First Amendment to ISDA Master Agreement, dated as of February 23, 2009 (the “Swap Amendment”), with respect to that certain ISDA Master Agreement, dated as of July 19, 2007, including the Schedule and Confirmation, both dated as of July 19, 2007, by and between KeyBank National Association (“KeyBank”) and the Company (the “Original Swap Agreement” and, together with the Swap Amendment, the “Swap Agreement”) and (b) the Credit Support Agreement, dated as of February 23, 2009, by and among Alan M. Meckler (“Mr. Meckler”), Ellen L. Meckler (“Mrs. Meckler”) and the Company (the “Credit Support Agreement”).

The Company entered into the Original Swap Agreement in connection with the Credit Agreement (as defined and described in more detail under Item 1.02 below) in order to hedge its exposure against interest rate fluctuations. The Company makes quarterly payments that are calculated on a net basis and based on the notional amount under the Swap Agreement (with the notional amount amortizing over time. Terminating the Original Swap Agreement concurrently with the termination of the Credit Agreement would have required that the Company pay a substantial cash termination fee. As a result, the Company opted to amend the Original Swap Agreement pursuant to the terms of the Swap Amendment (as described herein).

Pursuant to the Swap Amendment, (i) the Company and KeyBank agreed to enter into the Security Agreement, dated as of February 23, 2009 (the “Security Agreement”), the First Amendment to Intellectual Property Security Agreement, dated as of February 23, 2009 (the “Jupitermedia IP Security Agreement Amendment”), with respect to the Intellectual Property Security Agreement, dated as of July 12, 2007, by and between the Company and KeyBank (as amended, the “Jupitermedia IP Security Agreement”) and the First Amendment to Pledge Agreement, dated as of February 23, 2009 (the “Pledge Agreement Amendment”), with respect to the Pledge Agreement, dated as of July 12, 2007, by and between the Company and KeyBank (as amended, the “Pledge Agreement”, and together with the Security Agreement and the Jupitermedia IP Security Agreement, the “Jupitermedia Security Agreements”) to evidence KeyBank’s continuing security interest in certain of the Company’s assets (after giving effect to the sale of Jupiterimages Corporation (“Jupiterimages”)) and to continue to secure the Company’s obligations under the Swap Agreement, and (ii) Mediabistro.com Inc. (“Mediabistro”), a wholly-owned subsidiary of the Company, and KeyBank agreed to enter into the First Amendment to Security Agreement, dated as of February 23, 2009 (the “Mediabistro Security Agreement Amendment”), with respect to the Security Agreement, dated as of July 30, 2007, by and between Mediabistro and KeyBank (as amended, the “Mediabistro Security Agreement”) and the First Amendment to Intellectual Property Security Agreement, dated as of February 23, 2009 (the “Mediabistro IP Security Agreement Amendment”), with respect to the Intellectual Property Security Agreement, dated as of July 30, 2007, by and between Mediabistro and KeyBank (as amended, the “Mediabistro IP Security Agreement”, and together with the Mediabistro Security Agreement, the “Mediabistro Security Agreements”, and together with the Jupitermedia Security Agreements, the “Swap Security Agreements”) to evidence KeyBank’s continuing security interest in Mediabistro’s assets and to continue to secure the Company’s obligations under the Swap Agreement. Under the Swap Amendment, a termination or event of default under any of the Swap Security Agreements would entitle KeyBank to terminate the Swap Agreement.

The Company also entered into (i) the Blocked Account Pledge and Control Agreement (the “Blocked Account Pledge and Control Agreement”), dated as of February 23, 2009, by and between the Company and Keybank as both lender and depositary to secure the Outstanding Letter of Credit and (ii) the Letter of Credit Reimbursement and Security Agreement, dated as of February 23, 2009, by and between the Company and KeyBank (the “Letter of Credit Reimbursement and Security Agreement” and together with the Blocked Account Pledge and Control Agreement, the “Letter of Credit Agreements”) in connection with the Outstanding Letter of Credit (as defined and described in more detail under Item 1.02 below).

In connection with the Credit Support Agreement, Mr. Meckler agreed to personally guarantee the Company’s obligations under the Swap Agreement and Mrs. Meckler has agreed to grant a security interest to KeyBank in respect of certain of her assets to support Mr. Meckler’s personal guarantee to KeyBank. In exchange for Mr. Meckler’s personal guarantee to KeyBank and Mrs. Meckler’s grant of a security interest to KeyBank, the Company has agreed pursuant to the Credit Support Agreement to, among other things, pay certain cash consideration to Mr. Meckler and Mrs. Meckler on a monthly basis. The amount of the cash consideration is equal to one-twelfth (1/12) of one percent (1%) of the notional amount of the Swap Agreement, which notional amount is initially $49,250,000 and will decrease by $125,000 at the beginning of each fiscal quarter commencing on March 31, 2009. In addition, in certain circumstances, Mr. Meckler may have the right to assume KeyBank’s interests in the Swap Agreement and the Swap Security Agreements and, in the event that Mr. Meckler or Mrs. Meckler is required to satisfy the Company’s obligations under the Swap Agreement, Mr. Meckler and Mrs. Meckler will be subrogated to KeyBank’s rights against the Company under the Swap Agreement and the Swap Security Agreements. The Credit Support Agreement was approved by all of the independent members of the Company’s Board of Directors, each of whom also has no direct or indirect interest in the Credit Support Agreement (the “Disinterested Directors”), following Mr. Meckler’s disclosure to such Disinterested Directors of the terms of the Credit Support Agreement.

The description of the transactions described in this Item 1.01 does not purport to be complete and is qualified in its entirety by the terms of the Swap Amendment, the Original Swap Agreement, the Credit Support Agreement, the Swap Security Agreements and the Letter of Credit Agreements, which are attached hereto as Exhibits 10.1 through 10.14, respectively.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the sale of Jupiterimages (as described in more detail under Item 2.01 below), on February 23, 2009, the Company (A) terminated the Credit and Security Agreement, dated as of July 12, 2007, among the Company, as borrower, the lenders party thereto (the “Lenders”), KeyBank, as the lead arranger, sole book runner and administrative agent (the “Administrative Agent”), and Citizens Bank, N.A., as syndication agent (the “Credit Agreement”), as amended by the First Amendment Agreement to the Credit Agreement, dated as of October 10, 2008

(“Amendment No. 1”) and (B) applied approximately $82 million of the gross proceeds from the sale of Jupiterimages to repay all outstanding indebtedness under (i) the Revolving Credit Note (as defined in the Credit Agreement), (ii) the Term Loan B Note (as defined in the Credit Agreement), and (iii) all other obligations under the Credit Agreement other than (a) a $500,000 letter of credit previously issued by Keybank (the “Outstanding Letter of Credit”), which has been fully cash collateralized by the Company and secured by the Letter of Credit Agreements (as described in more detail under Item 1.01 above) and (b) the Swap Agreement (as described in more detail under Item 1.01 above), which has been secured by the Swap Security Agreements.

As amended by Amendment No. 1, the Credit Agreement provided for a $99.25 million senior credit facility, comprised of a $74.25 million term loan facility and a $25 million revolving credit facility which included a $2 million sublimit for letters of credit and a $3.125 million swingline facility. The Credit Agreement required the repayment by the Company of outstanding principal of the term loan in 24 consecutive quarterly installments of (i) $187,500, in the case of each of the first 23 installments, on the last day of each March, June, September and December commencing on September 30, 2007 and ending on March 31, 2013 and (ii) the balance thereof payable in full, in case of the of the 24th installment due on July 11, 2013. The revolving credit facility under the Credit Agreement was scheduled to terminate on July 11, 2012 at which time outstanding borrowings under the revolving credit facility would have been due.

The description of the Credit Agreement contained herein, as amended by Amendment No. 1, is qualified in its entirety by the terms of the Credit Agreement and Amendment No. 1, copies of which have previously been filed as Exhibits 10.1 of the Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 18, 2007 and October 14, 2008, respectively, and are incorporated herein by reference.

In connection with the termination of the Credit Agreement, the guarantees delivered by Jupiterimages, I-Venture Management LLC and Workbook, Inc. (collectively, the “Guarantors”) pursuant to separate Guaranty of Payment Agreements dated July 12, 2007, which each of Jupiterimages, I-Venture Management LLC and Workbook, Inc. entered into with the Administrative Agent on behalf of the Lenders (the “Guaranty Agreements”), were also terminated. As a result of the sale of Jupiterimages (as described in more detail under Item 2.01 below) and the termination of the Credit Agreement, (i) all security agreements entered into by Jupiterimages and Workbook, Inc. were terminated, (ii) the Company entered into the Letter of Credit Agreements to secure the Outstanding Letter of Credit and the Jupitermedia Security Agreements to secure its obligations under the Swap Agreement, and (iii) Mediabistro entered into the Mediabistro Security Agreements to secure the Company’s obligations under the Swap Agreement.

The descriptions of the Guaranty Agreements contained herein are qualified in their entirety by reference to those agreements, copies of which have previously been filed as Exhibits 10.2, 10.3 and 10.4, respectively, of the Current Report on Form 8-K filed by the Company with the SEC on July 18, 2007 and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 23, 2009, the Company announced the closing of the previously announced sale of Jupiterimages, a wholly-owned subsidiary of the Company, to Getty Images, Inc. (“Getty Images”) pursuant to the terms and conditions of a definitive stock purchase agreement dated as of October 22, 2008, by and between the Company and Getty Images (the “Stock Purchase Agreement”) for $96 million in cash, subject to certain post-closing adjustments. In connection with the sale of Jupiterimages, the Company terminated its Credit Agreement with KeyBank and applied approximately $82 million of the gross proceeds from the sale of Jupiterimages to repay all outstanding indebtedness. As described in more detail under Item 1.01 above, the Swap Agreement with KeyBank will remain outstanding.

The description of the transaction described in this Item 2.01 does not purport to be complete and is qualified in its entirety by the terms of the Stock Purchase Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2008, and is incorporated herein by reference. The press release announcing the closing of the sale of Jupiterimages is attached hereto as Exhibit 99.2.

The Stock Purchase Agreement contains representations and warranties made by the Company to Getty Images and representations and warranties made by Getty Images to the Company as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Stock Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Stock Purchase Agreement and information contained in confidential disclosure schedules exchanged by the parties in connection with negotiating the terms of the Stock Purchase Agreement. Certain representations and warranties made in the Stock Purchase Agreement as of a specified date also may be subject to contractual standards of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. In addition, information concerning the subject matter of the representations and warranties contained in the Stock Purchase Agreement may have changed since the date of the Stock Purchase Agreement. Accordingly, the Stock Purchase Agreement is described in, and incorporated by reference to, this Current Report on Form 8-K only to provide you with information regarding its terms and conditions and not to provide any factual information regarding the Company, Jupiterimages, Getty Images or their respective businesses. The representations and warranties in the Stock Purchase Agreement and the description of them in this Current Report on Form 8-K should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and documents the Company publicly files with the SEC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 above is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2008, the Company’s Board of Directors (the “Board”) approved a proposal to change the name of the Company to “WebMediaBrands Inc.” (the “Name Change”) and a

proposal to change the Company’s stock ticker symbol from “JUPM” to “WEBM.” At the Special Meeting of Stockholders of the Company held on February 20, 2009, the Company’s stockholders approved the Name Change.

On February 23, 2009, the Company filed a Certificate of Amendment with respect to the Name Change (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware which became effective upon filing. The text of the Certificate of Amendment, along with the Amended and Restated Certificate of Incorporation as amended by the Certificate of Amendment, is attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

Effective on February 24, 2009, the ticker symbol for the common stock of the Company on the NASDAQ Global Select Market changed from “JUPM” to “WEBM.” As of February 24, 2009, the CUSIP number for the common stock of the Company changed to 94770W 100.

On February 23, 2009, the Company issued a press release describing the sale of Jupiterimages, the change of the name of the Company and the change of ticker symbol. The full text of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.

(b) Pro forma financial information.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the related notes and with Jupitermedia’s historical condensed consolidated financial statements for the nine months ended September 30, 2008 and 2007 and for the years ended December 31, 2007 and 2006, which can be found in Jupitermedia’s quarterly report on Form 10-Q for the nine months ended September 30, 2008 and in Jupitermedia’s annual report on Form 10-K for the year ended December 31, 2007.

The unaudited pro forma condensed consolidated financial information is derived from Jupitermedia’s historical consolidated financial statements, adjusted to reflect the sale of Jupiterimages as if it occurred on September 30, 2008, with respect to the unaudited pro forma condensed consolidated balance sheet, and as of the first day of each period presented with respect to the unaudited pro forma condensed consolidated statements of operations. The unaudited pro forma condensed consolidated financial statements were previously included in Jupitermedia’s proxy statement, filed with the Securities and Exchange Commission on January 16, 2009 and mailed to stockholders on or about January 23, 2009, and are attached hereto as Exhibit 99.1 and incorporated herein by reference. In the opinion of management, these unaudited pro forma condensed consolidated financial statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the sale of Jupiterimages on Jupitermedia’s historical consolidated financial information.

The unaudited pro forma condensed consolidated financial information and pro forma adjustments are presented for informational purposes only and are based upon estimates by Jupitermedia’s management, which are based upon available information and certain assumptions that Jupitermedia’s management believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information and pro forma adjustments should be read in conjunction with the notes thereto and are not intended to be indicative of actual results of operations or financial position that would have been achieved had the transaction been consummated as of the beginning of each period indicated above, nor do they purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

(c) Not Applicable.

(d) Exhibits:

3.1	Certificate of Amendment of Jupitermedia Corporation, dated as of February 23, 2009.

10.1	First Amendment to ISDA Master Agreement, dated as of February 23, 2009, with respect to that certain ISDA Master Agreement and Schedule, both dated as of July 19, 2007, by and between KeyBank National Association and Jupitermedia Corporation and evidenced by that certain Confirmation between Jupitermedia Corporation and KeyBank National Association, dated as of July 19, 2007, executed in accordance with the ISDA Master Agreement.

10.2	ISDA Master Agreement and Schedule, both dated as of July 19, 2007, by and between KeyBank National Association and Jupitermedia Corporation and evidenced by that certain Confirmation between Jupitermedia Corporation and KeyBank National Association, dated as of July 19, 2007, executed in accordance with the ISDA Master Agreement.

10.3	Credit Support Agreement, dated as of February 23, 2009, by and among Alan M. Meckler, Ellen L. Meckler and Jupitermedia Corporation.

10.4	Security Agreement by and between Jupitermedia Corporation and KeyBank National Association, dated as of February 23, 2009.

10.5	First Amendment to Security Agreement, dated as of February 23, 2009, by and between Mediabistro.com Inc. and KeyBank National Association.

10.6	Security Agreement, dated as of July 30, 2007, by and between Mediabistro.com Inc. and KeyBank National Association.

10.7	First Amendment to Intellectual Property Security Agreement, dated as of February 23, 2009, by and between Jupitermedia Corporation and KeyBank National Association.

10.8	Intellectual Property Security Agreement, dated as of July 12, 2007, by and between Jupitermedia Corporation and KeyBank National Association, incorporated by reference to Exhibit 10.9 of the Current Report on Form 8-K filed by the Company with the SEC on July 18, 2007.

10.9	First Amendment to Intellectual Property Security Agreement, dated as of February 23, 2009, by and between Mediabistro.com Inc. and KeyBank National Association.

10.10	Intellectual Property Security Agreement, dated as of July 30, 2007, by and between Mediabistro.com Inc. and KeyBank National Association.

10.11	First Amendment to Pledge Agreement, dated as of February 23, 2009, by and between Jupitermedia Corporation and KeyBank National Association.

10.12	Pledge Agreement, dated as of July 12, 2007, by and between Jupitermedia Corporation and KeyBank National Association, incorporated by reference to Exhibit 10.10 of the Current Report on Form 8-K filed by the Company with the SEC on July 18, 2007.

10.13	Blocked Account Pledge and Control Agreement, dated as of February 23, 2009, by and between the Jupitermedia Corporation and KeyBank National Association as both lender and depositary.

10.14	Letter of Credit Reimbursement and Security Agreement, dated as of February 23, 2009, by and between Jupitermedia Corporation and KeyBank National Association.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

(i) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008.

(ii) Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2006 and
2007 and for the nine months ended September 30, 2008 and 2007.

99.2	Press release dated February 23, 2009 of Jupitermedia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBMEDIABRANDS INC.

By:	/s/ Donald J. O’Neill
Name:	Donald J. O’Neill
Title:	Vice President and Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)

Date: February 27, 2009

EXHIBIT INDEX

Exhibit:

3.1	Certificate of Amendment of Jupitermedia Corporation, dated as of February 23, 2009.

10.1	First Amendment to ISDA Master Agreement, dated as of February 23, 2009, with respect to that certain ISDA Master Agreement and Schedule, both dated as of July 19, 2007, by and between KeyBank National Association and Jupitermedia Corporation and evidenced by that certain Confirmation between Jupitermedia Corporation and KeyBank National Association, dated as of July 19, 2007, executed in accordance with the ISDA Master Agreement.

10.2	ISDA Master Agreement and Schedule, both dated as of July 19, 2007, by and between KeyBank National Association and Jupitermedia Corporation and evidenced by that certain Confirmation between Jupitermedia Corporation and KeyBank National Association, dated as of July 19, 2007, executed in accordance with the ISDA Master Agreement.

10.3	Credit Support Agreement, dated as of February 23, 2009, by and among Alan M. Meckler, Ellen L. Meckler and Jupitermedia Corporation.

10.4	Security Agreement by and between Jupitermedia Corporation and KeyBank National Association, dated as of February 23, 2009.

10.5	First Amendment to Security Agreement, dated as of February 23, 2009, by and between Mediabistro.com Inc. and KeyBank National Association.

10.6	Security Agreement, dated as of July 30, 2007, by and between Mediabistro.com Inc. and KeyBank National Association.

10.7	First Amendment to Intellectual Property Security Agreement, dated as of February 23, 2009, by and between Jupitermedia Corporation and KeyBank National Association.

10.8	Intellectual Property Security Agreement, dated as of July 12, 2007, by and between Jupitermedia Corporation and KeyBank National Association, incorporated by reference to Exhibit 10.9 of the Current Report on Form 8-K filed by the Company with the SEC on July 18, 2007.

10.9	First Amendment to Intellectual Property Security Agreement, dated as of February 23, 2009, by and between Mediabistro.com Inc. and KeyBank National Association.

10.10	Intellectual Property Security Agreement, dated as of July 30, 2007, by and between Mediabistro.com Inc. and KeyBank National Association.

10.11	First Amendment to Pledge Agreement, dated as of February 23, 2009, by and between Jupitermedia Corporation and KeyBank National Association.

10.12	Pledge Agreement, dated as of July 12, 2007, by and between Jupitermedia Corporation and KeyBank National Association, incorporated by reference to Exhibit 10.10 of the Current Report on Form 8-K filed by the Company with the SEC on
July 18, 2007.

10.13	Blocked Account Pledge and Control Agreement, dated as of February 23, 2009, by and between the Jupitermedia Corporation and KeyBank National Association as both lender and depositary.

10.14	Letter of Credit Reimbursement and Security Agreement, dated as of February 23, 2009, by and between Jupitermedia Corporation and KeyBank National Association.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

(i) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008.

(ii) Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2006 and
2007 and for the nine months ended September 30, 2008 and 2007.

99.2	Press release dated February 23, 2009 of Jupitermedia Corporation.